Bylaws

OF

Energy XXI USA, Inc.

A Delaware Corporation

Date of Adoption:  February 7, 2006

ENERGY XXI USA, INC.

Bylaws

Table of Contents

Page

ARTICLE I
CORPORATE OFFICE

1.1	Registered Office	1
1.2	Other Offices	1

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meetings	1
2.4	Notice of Stockholders’ Meetings	2
2.5	Advance Notice of Stockholder Nominees and Stockholder Business	2
2.6	Manner of Giving Notice; Affidavit of Notice	2
2.7	Quorum	2
2.8	Adjourned Meeting Notice	3
2.9	Voting	3
2.10	Stockholder Action by Written Consent Without a Meeting	3
2.11	Record Date for Stockholder Notice: Voting	3
2.12	Proxies	4
2.13	Organization	4
2.14	List of Stockholders Entitled to Vote	4

ARTICLE III
DIRECTORS

3.1	Powers	5
3.2	Number of Directors	5
3.3	Election and Term of Office of Directors	5
3.4	Resignation and Vacancies	5
3.5	Removal of Directors	6
3.6	Place of Meetings: Meetings by Telephone	6
3.7	First Meeting	6
3.8	Regular Meetings	7
3.9	Special Meetings: Notice	7
3.10	Quorum	7
3.11	Waiver of Notice	7
3.12	Adjournment	8
3.13	Notice of Adjournment	8
3.14	Board Action by Written Consent Without a Meeting	8

i

3.15	Fees and Compensation of Directors	8
3.16	Approval of Loans to Officers	8
3.17	Sole Director	8
3.18	Organization	9

ARTICLE IV COMMITTEES

4.1	Committees of Directors	9
4.2	Meetings and Actions of Committees	9
4.3	Committee Minutes	10
ARTICLE V
OFFICERS
5.1	Officers	10
5.2	Election of Officers	10
5.3	Removal or Resignation of Officers	10
5.4	Vacancies in Offices	11
5.5	Chief Executive Officer	11
5.6	President/Chief Operating Officer	11
5.7	Executive/Senior Vice Presidents	12
5.8	Secretary	12
5.9	Treasurer	12
5.10	Chief Financial Officer	13
5.11	Authority and Duties of Officers	13

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1	Indemnification of Directors and Officers	13
6.2	Indemnification of Others	14
6.3	Insurance	14

ARTICLE VII RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records	14
7.2	Inspection by Directors	15
7.3	Representation of Shares of Other Corporations	15
7.4	Certification and Inspection of Bylaws	15

ARTICLE VIII GENERAL MATTERS

8.1	Record Date for Purposes Other Than Notice and Voting	15
8.2	Checks: Drafts: Evidences of Indebtedness	15
8.3	Corporate Contracts and Instruments: How Executed	16
8.4	Stock Certificates: Transfer: Partly Paid Shares	16
8.5	Special Designation on Certificates	17
8.6	Lost Certificates	17
8.7	Transfer Agents and Registrars	17

ii

8.8	Registered Stockholders	18
8.9	Dividends	18
8.10	Fiscal Year	18
8.11	Provisions Concerning Notice	18
8.12	Construction; Definitions	18
ARTICLE IX
AMENDMENTS

Article IX
AMENDMENTS

iii

Bylaws

of

Energy XXI USA, Inc.
(a Delaware corporation)

Article I
Corporate Office

1.1           Registered Office

Until the Board of Directors (the “Board of Directors” or the “Board”) of Energy XXI USA, Inc. (the “Corporation”) determines otherwise, the registered office of the Corporation in the State of Delaware shall be 615 S. DuPont Highway, Dover, Kent County, Delaware 19901: and the name of its registered agent shall be Capital Services, Inc. The registered office or registered agent may be changed from time to time by the Board of Directors in the manner provided by law.

1.2           Other Offices

The Board of Directors may at any time establish a principal executive office and one or more branch or subordinate offices at any place or places where the Corporation is qualified to do business.

Article II
Meetings of Stockholders

2.1           Place of Meetings

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

2.2           Annual Meeting

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Friday in May in each year at 3:00 p.m. Central Standard Time. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

2.3           Special Meetings

A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President.

BYLAWS

2.4           Notice of Stockholders’ Meetings

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

2.5           Advance Notice of Stockholder Nominees and Stockholder Business

To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business proposals must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

2.6           Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by facsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile or other means of written communication.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7           Quorum

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power then present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

BYLAWS

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

2.8           Adjourned Meeting Notice

When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of voting capital stock held by such stockholder.

2.10           Stockholder Action by Written Consent Without a Meeting

Action may be taken by the stockholders by written consent in accordance with the provisions of Certificate of Incorporation.

2.11           Record Date for Stockholder Notice: Voting

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

BYLAWS

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

2.12           Proxies

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, telegraphic transmission, facsimile or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware (relating to the irrevocability of proxies).

2.13           Organization

The Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the Chairman of the Board, the Chief Executive Officer, and the President, the stockholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of any meeting of stockholders shall determine in his or her own judgment, the rules, regulations, procedures and acts which are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitations the order of business at the meeting, the regulation of the manner of voting and the conduct of business. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.14           List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the principal executive office of the Corporation or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

BYLAWS

Article III
Directors

3.1           Powers

Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2           Number of Directors

The Board of Directors shall initially consist of at least one (1) member. The number of directors may be increased or decreased by a resolution duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the Certificate of Incorporation.

3.3           Election and Term of Office of Directors

Except as provided in Section 3.4 of these Bylaws, directors shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholder’s meeting called and held in accordance with the General Corporation Law of Delaware. Election of directors need not be by written ballot.

3.4           Resignation and Vacancies

Vacancies on the Board of Directors will exist in the case of the death, resignation or removal of any Director.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.

If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until a successor has been elected and qualified.

BYLAWS

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then the provisions of Section 223 of the General Corporation Law of Delaware shall apply to filling such vacancies.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the provisions of Section 223 of the General Corporation Law of Delaware shall apply to filling such vacancy or newly created directorship.

3.5           Removal of Directors

A director or the entire Board of Directors may be removed from office by the stockholders of the Corporation only for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.6           Place of Meetings; Meetings by Telephone

Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Any meeting of the Board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such participating directors shall be deemed to be present in person at the meeting.

3.7           First Meeting

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

BYLAWS

3.8           Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time as shall from time to time be determined by the Board of Directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

3.9           Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telecopy or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.10           Quorum

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these Bylaws. Every act or decision done or made by a majority of the directors then present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

3.11           Waiver of Notice

Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purpose of objecting and does expressly object at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

BYLAWS

3.12           Adjournment

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another time and place.

3.13           Notice of Adjournment

Notice of the time and place of holding an adjourned meeting of the Board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.14           Board Action by Written Consent Without a Meeting

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all of the members of the Board consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board of Directors.

3.15           Fees and Compensation of Directors

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.16           Approval of Loans to Officers

The Corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation of any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this Section 3.16 shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.17           Sole Director

In the event only one director is required by these Bylaws or the Certificate of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such as being given or taken by such sole director, who shall have the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the Board of Directors.

BYLAWS

3.18           Organization

At every meeting of the Board of Directors, the Chairman of the Board, or, if a Chairman of the Board has not been elected by the Board of Directors or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the directors present shall preside over the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary at any meeting of the Board of Directors, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.

Article IV
Committees

4.1           Committees of Directors

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of the Bylaws of the Corporation.

4.2           Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings, notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment) and Section 3.14 (Board action by written consent without meeting), with such changes in the content of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees maybe determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

BYLAWS

4.3           Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Article V
Officers

5.1           Officers

The corporate officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more Executive or Senior Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or Assistant Controllers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

In addition to the corporate officers of the Corporation described above, there may also be such administrative officers of the Corporation, including but not limited to one or more Vice Presidents, as may be designated and appointed from time to time by the President of the Corporation. Administrative officers shall perform such duties, hold office for such periods and have such powers as from time to time may be determined by the President, the Chief Executive Officer or the Board of Directors to assist the corporate officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such administrative officers shall have only such limited authority to act on behalf of the Corporation as the Board of Directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such administrative officers on behalf of the Corporation, which limitations may not be exceeded by such individuals or altered by the President or Chief Executive Officer without further approval by the Board of Directors.

5.2           Election of Officers

The corporate officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.4 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the Board of Directors may from time to time determine.

5.3           Removal or Resignation of Officers

Any corporate officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board notwithstanding the rights, if any, of a corporate officer under any contract of employment; or, except in case of a corporate officer chosen by the Board of Directors, by any corporate officer upon whom such power of removal may be conferred by the Board of Directors.

BYLAWS

Any corporate officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the corporate officer is a party.

Subject to the rights, if any, of an administrative officer under any contract of employment, any administrative officer designated and appointed by the President may be removed, either with or without cause, at any time by the President. Any administrative officer may resign at any time by giving written notice to the President or to the Secretary of the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the administrative officer is a party.

5.4           Vacancies in Offices

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.5           Chief Executive Officer

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence or nonexistence of a Chairman of the Board, he or she shall preside at all meetings of the stockholders and meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.6           President/Chief Operating Officer

The President shall be the chief operating officer of the Corporation and, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors. Subject to the authority granted for any such matters to the Chairman of the Board or the Chief Executive Officer of the Corporation, the President shall have general and active management of the business operations of the Corporation and shall see that all orders of the Chairman of the Board and the Chief Executive Officer and the resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board and the Chief Executive Officer and except where required or permitted by law to be otherwise signed and except where the signing thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation, the President may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, and any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation. The President, along with the Secretary, shall sign all certificates for shares of capital stock of the Corporation. The President shall further perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him or her by the Board of Directors.

BYLAWS

5.7           Executive/Senior Vice Presidents

The Board of Directors shall have the authority to elect one or more Executive Vice Presidents or Senior Vice Presidents, having the duties and authority as described below.

In the absence of the President, the Chief Executive Officer and the Chairman of the Board or in the event of the disability or refusal to act of any of them, each Executive Vice President (if more than one, in the order prescribed by the Board of Directors), if any, shall perform the duties of the President, and when so acting, shall have such power and discharge such duties as may be assigned to him or her from time to time by the Board of Directors.

Each Senior Vice President, if any, in the capacities determined by the Board of Directors, shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board of Directors.

5.8           Secretary

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary, along with the President, shall sign all certificates for shares of capital stock of the Corporation. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar or the Secretary’s office, as determined by resolution of the Board of Directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.9           Treasurer

The Treasurer shall be the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, in a thorough and proper manner adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Treasurer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his or her position as a director.

BYLAWS

The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation and shall perform other such duties commonly incident to his or her office. The Treasurer shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

5.10           Chief Financial Officer

The Board of Directors, Chief Executive Officer or President may direct the Chief Financial Officer or the Controller or any Assistant Controller to assume and  perform the duties of the Treasurer in the absence or disability of the Treasurer or if such position is vacant, the Chief Financial Officer, the Controller and the Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

5.11           Authority and Duties of Officers

In addition to the foregoing powers, authority and duties, all officers of the Corporation shall respectively have such authority and powers and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

Article VI
Indemnification Of Directors, Officers, Employees
And Other Agents

6.1           Indemnification of Directors and Officers

To the fullest extent permitted by the Delaware Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law.

BYLAWS

6.2           Indemnification of Others

The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation.

6.3           Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

Article VII
Records And Reports

7.1           Maintenance and Inspection of Records

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records of its business and properties.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

BYLAWS

7.2           Inspection by Directors

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

7.3           Representation of Shares of Other Corporations

The stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or in the absence of such authorization, by the Chairman of the Board, if any, the Chief Executive Officer, the President, or any Executive or Senior Vice President, or any other person authorized by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.4           Certification and Inspection of Bylaws

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation’s principal executive office and shall be open to inspection by the stockholders of the Corporation at all reasonable times during office hours.

Article VIII
General Matters

8.1           Record Date for Purposes Other Than Notice and Voting

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

8.2           Checks; Drafts; Evidences of Indebtedness

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

BYLAWS

8.3           Corporate Contracts and Instruments; How Executed

The Board of Directors, except as otherwise provided in these Bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4           Stock Certificates; Transfer; Partly Paid Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, or the President or an Executive or Senior Vice President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; and, if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

BYLAWS

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5           Special Designation on Certificates

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 201 of the General Corporation Law of Delaware (relating to transfers of stock, stock certificates and uncertificated stock), in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6           Lost Certificates

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.7           Transfer Agents and Registrars

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be appointed at such times and places and for such consideration as the requirements of the Corporation may necessitate and the Board of Directors may designate.

BYLAWS

8.8           Registered Stockholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.

8.9           Dividends

Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors pursuant to law at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Payment of dividends on any partly-paid shares shall be in accordance with Section 8.4 of these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8.10           Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.11           Provisions Concerning Notice

All notices given by mail shall be deemed to have been given at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

8.12           Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, as used in these Bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

BYLAWS

Article IX
AMENDMENTS

The original or other Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws, pursuant to the Certificate of Incorporation and the General Corporation Law of Delaware.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative (written consents) shall be stated in the book of Bylaws.

Adopted by the Board of Directors effective as of the date first above set forth.

By:	/s/ West Griffin
West Griffin